                                                                  Exhibit 11.1

Integrated Technology USA, Inc.
Earnings per share


                                                               Days
                                         Period                Out-      Shares       Weighted   Weighted Avg.    Net      Net Loss
                                         Outstanding         standing  Outstanding     Shares       Shares        Loss     Per Share
                                         -----------         --------  -----------     ------       ------        ----     ---------
Year ended December 31,1995

Balance at 1/1/95                       1/1/95-12/31/95         365     2,430,755    887,225,547    2,430,755
Shares issued                           2/15/95-12/31/95        320       298,913     95,652,091      262,061
Cheap stock issued                      1/1/95-12/31/95 (A)                83,532                      83,532
Cheap stock issued                      1/1/95-12/31/95 (A)               116,979                     116,979
1995/96 cheap warrants/options          1/1/95-12/31/95 (A)               202,035                     202,035
                                                                        ---------                   ---------
                                                                        3,132,214                   3,095,361  (1,683,064)    (0.54)
                                                                        ---------                   ---------
Year ended December 31, 1996

Balance at 1/1/96                    1/1/96 - 12/31/96          366     2,930,178  1,072,445,148    2,930,178
IPO                                   10/7/96-12/31/96           86     3,000,000    258,000,000      704,918
Exercise of Bridge Warrants           11/4/96-12/31/96           58        66,667      3,866,686       10,565
Exercise of Bridge Warrants          11/12/96-12/31/96           50         8,334        416,700        1,139
Cheap stock 95-96                     1/1/96 - 10/6/96(A)       280       204,020     57,125,600      156,081
                                                                        ---------                   ---------
                                                                        6,209,199                   3,802,880  (2,920,099)    (0.77)
                                                                        ---------                   ---------
                                                                                                                 (224,061)    (0.06)
                                                                                                               (2,696,068)    (0.71)
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 (A) Computed using the treasury stock method and an estimated offering price of $6 per share.